Exhibit 99.(2)(l)(i)

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November 21, 2014

Miller/Howard High Income Equity Fund

324 Upper Byrdcliffe Road

Woodstock, NY 12498

Re: Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Miller/Howard High Income Equity Fund, a Delaware statutory trust (the “Fund”), in connection with the preparation and filing of the Registration Statement on Form N-2 (Registration Nos. 333-173849 and 811-22553) as originally filed on May 5, 2011 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and as subsequently amended by Pre-effective Amendment nos. 1 through 8 (the “Registration Statement”), relating to the proposed issuance of the Fund’s common shares of beneficial interest, par value $0.001 per share (“Shares”).

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

i.                  the Registration Statement;

ii.               a draft of the Underwriting Agreement;

iii.            the Certificate of Trust of the Fund;

iv.           the Declaration of Trust, as amended;

v.              the By-Laws of the Fund, as amended; and

vi.           resolutions of the Board of Trustees of the Fund relating to, among other things, the authorization and issuance of the Shares.

ABU DHABI | BEIJING | BRUSSELS | FRANKFURT | HONG KONG | LONDON | MILAN | NEW YORK | PALO ALTO PARIS | ROME | SAN FRANCISCO | SÃO PAULO | SHANGHAI | SINGAPORE | TOKYO | TORONTO | WASHINGTON, DC
SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of the Fund.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons and (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Fund).   As to matters governed by the laws of the State of Delaware, we have relied on the opinion of Morris, Nichols, Arsht & Tunnell LLP, (“Morris Nichols”) appended to this letter.

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Underwriting Agreement has been duly executed and delivered by the parties thereto and (ii) the Shares are (a) issued and delivered against receipt by the Fund of payment therefor at a price per Share as contemplated by the Registration Statement and the prospectus contained therein and in accordance with the terms of the Underwriting Agreement and (b) if applicable, countersigned by the transfer agent, the Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of Delaware, as to which our opinion relies on and is limited by the opinion of Morris, Nichols appended to this letter, and we have not considered and express no opinion on the laws of any other jurisdiction.  We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the captions “Legal Opinions” and “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

Shearman & Sterling LLP